As filed with the Securities and Exchange Commission on November 14, 2018

Registration No. 333-228365

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXA Equitable Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6411	90-0226248
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dave S. Hattem, Esq.

Senior Executive Vice President, General Counsel and Secretary

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Robert G. DeLaMater, Esq. William D. Torchiana, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and an emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	57,500,000	$21.22	$1,220,150,000	$147,883.00

(1)	Includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)

This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. These figures are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price shown is the average of the high and low sale prices for the registrant’s common stock on November 12, 2018 as reported on the New York Stock Exchange.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-228365) is to file the XBRL exhibits that were omitted from the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to Part I or Part II of the registration statement, other than Item 16(a) of Part II, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement and the exhibits filed herewith.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

The Exhibits to this Registration Statement on Form S-1 are listed in the Exhibit Index which precedes the signature pages to this Registration Statement and is herein incorporated by reference.

EXHIBIT INDEX

In reviewing the agreements included as exhibits to this Registration Statement on Form S-1, please remember that they are included to provide you with information regarding their terms. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Additional information about AXA Equitable Holdings, Inc., its subsidiaries and affiliates may be found elsewhere in this Registration Statement on Form S-1.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.1 to AXA Equitable Holdings, Inc.’s Form 10-Q for the quarterly period ending March 31, 2018, as filed on June 20, 2018 (the “Q-1 2018 Form 10-Q”)).

3.2	Amended and Restated By-laws of AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Q-1 2018 Form 10-Q).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of AXA Equitable Holdings, Inc., File No. 333-221521 (the “IPO Form S-1”)).

4.2	Indenture, dated as of December 1, 1993 from AXA Financial, Inc. to The Bank of NY Mellon Trust Company, N.A. (formerly known as Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.2 to the IPO Form S-1).

4.3	Fourth Supplemental Indenture, dated April 1, 1998, from AXA Financial, Inc. to The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, together with forms of global Senior Note and global Senior Indenture (incorporated by reference to Exhibit 4.3 to the IPO Form S-1).

4.4	Fifth Supplemental Indenture, dated October 1, 2018, among AXA Equitable Holdings, Inc. AXA Financial, Inc. and The Bank of NY Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 1, 2018, File No. 001-38469).

4.5	Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent (incorporated by reference to Exhibit 4.4 to the IPO Form S-1).

4.6	First Supplemental Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent (incorporated by reference to Exhibit 4.5 to the IPO Form S-1).

4.7	Second Supplemental Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent (incorporated by reference to Exhibit 4.6 to the IPO Form S-1).

4.8	Third Supplemental Indenture, dated as of April 20, 2018, among AXA Equitable Holdings, Inc., as issuer, Wilmington Saving Fund Society, FSB, as trustee, and Citibank, N.A., as security registrar and paying agent (incorporated by reference to Exhibit 4.7 to the IPO Form S-1).

5.1*	Opinion of Debevoise & Plimpton LLP.

Exhibit Number	Exhibit Description

10.1	Shareholder Agreement, dated as of May 4, 2018, between AXA S.A. and AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Q-1 2018 Form 10-Q).

10.2	Registration Rights Agreement, dated as of May 4, 2018, between AXA S.A. and AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Q-1 2018 Form 10-Q).

10.3	Tax Sharing Agreement, dated March 28, 2018, between AXA S.A., AXA Investment Managers S.A. and AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 10.3 to the IPO Form S-1).

10.4	Transitional Services Agreement, dated as of May 4, 2018, between AXA S.A. and AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 10.4 to the Q-1 2018 Form 10-Q).

10.5	Master Agreement, dated as of April 10, 2013, by and among AXA Equitable Financial Services, LLC, AXA Financial, Inc. and Protective Life Insurance Company (incorporated by reference to Exhibit 10.5 to the IPO Form S-1).

10.6	Trademark License Agreement, dated as of May 4, 2018, among AXA S.A., AXA Equitable Holdings, Inc. and AXA Financial, Inc. (incorporated by reference to Exhibit 10.5 to the Q-1 2018 Form 10-Q).

10.7†	Employment Agreement, dated as of March 9, 2011, by and between AXA Financial, Inc. and Mark Pearson (incorporated by reference to Exhibit 10.7 to the IPO Form S-1).

10.7.1†	Letter Agreement, dated February 19, 2013, between AXA Financial, Inc., AXA Equitable Life Insurance Company and Mark Pearson (incorporated by reference to Exhibit 10.7.1 to the IPO Form S-1).

10.7.2†	Letter Agreement, dated May 14, 2015, between AXA Financial, Inc., AXA Equitable Life Insurance Company and Mark Pearson (incorporated by reference to Exhibit 10.7.2 to the IPO Form S-1).

10.8†	Brian Winikoff Offer Letter, dated May 3, 2016 (incorporated by reference to Exhibit 10.8 to the IPO Form S-1).

10.9†	Director Indemnification Agreement, dated May 4, 2018, between AXA Equitable Holdings, Inc. and each of its directors (incorporated by reference to Exhibit 10.6 to the Q-1 2018 Form 10-Q).

10.10	Revolving Credit Agreement, dated as of December 1, 2016, with AllianceBernstein L.P. and SCB LLC as Borrowers, the Industrial and Commercial Bank of China as Administrative Agent and the other lending institutions that may be party thereto (incorporated by reference to Exhibit 10.01 to AB Holding’s Form 8-K, as filed December 5, 2016).

10.11	Commercial Paper Dealer Agreement 4(a)(2) Program, dated as of June 1, 2015, between AllianceBernstein L.P., as Issuer, and Citigroup Global Markets Inc., as Dealer (incorporated by reference to Exhibit 10.08 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2015, as filed February 11, 2016).

10.12	Commercial Paper Dealer Agreement 4(a)(2) Program, dated as of June 1, 2015, between AllianceBernstein L.P., as Issuer, and Credit Suisse Securities (USA) LLC, as Dealer (incorporated by reference to Exhibit 10.09 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2015, as filed February 11, 2016).

10.13	Commercial Paper Dealer Agreement 4(a)(2) Program, dated as of June 1, 2015, between AllianceBernstein L.P., as Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer (incorporated by reference to Exhibit 10.10 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2015, as filed February 11, 2016).

Exhibit Number	Exhibit Description

10.14	Revolving Credit Agreement, dated as of December 9, 2010, Amended and Restated as of January 17, 2012, Further Amended and Restated as of October 22, 2014 and Further Amended and Restated as of September 27, 2018, among AllianceBernstein L.P. and SCB LLC, as Borrowers; Bank of America, N.A., as Administrative Agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citibank, N.A., J.P. Morgan Chase Bank, N.A., HSBC Securities (USA) Inc., Sumitomo Mitsui Banking Corporation and State Street Bank and Trust Company, as joint lead arrangers and joint book managers, and the other lending institutions party thereto (incorporated by reference to Exhibit 10.01 to AB Holding’s Form 8-K, as filed October 3, 2018).

10.15	Extendible Commercial Notes Dealer Agreement, dated as of December 14, 1999 (incorporated by reference to Exhibit 10.10 to AB Holding’s Form 10-K for the fiscal year ended December 31, 1999, as filed March 28, 2000).

10.16†	Form of Award Agreement under Incentive Compensation Award Program, Deferred Cash Compensation Program and 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.04 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2016, as filed February 14, 2017).

10.17†	Amendment to the Profit Sharing Plan for Employees of AllianceBernstein L.P., dated as of October 20, 2016 and effective as of January 1, 2017 (incorporated by reference to Exhibit 10.06 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2016, as filed February 14, 2017).

10.18†	Profit Sharing Plan for Employees of AllianceBernstein L.P., as amended and restated as of January 1, 2015 and as further amended as of January 1, 2017 (incorporated by reference to Exhibit 10.05 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2015, as filed February 11, 2016).

10.19†	AllianceBernstein L.P. 2010 Long Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.03 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2014, as filed February 12, 2015).

10.20†	Employment Agreement, dated as of April 28, 2017, among Seth Bernstein, AllianceBernstein Holding L.P., AllianceBernstein L.P. and AllianceBernstein Corporation (incorporated by reference to Exhibit 10.3 to AB Holding’s Form 8-K as filed May 1, 2017).

10.21†	AllianceBernstein L.P. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.06 to AB Holding’s Form 10-K for the fiscal year ended December 31, 2017, as filed February 13, 2018).

10.22	Revolving Credit Agreement by and among AXA Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto, the banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. (incorporated by reference to Exhibit 10.22 to the IPO Form S-1).

10.23†	Form of Performance Share Award Agreement under the 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.23 to the Q-1 2018 Form 10-Q).

10.24	Term Loan Agreement by and among AXA Equitable Holdings, Inc., the banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.24 to the IPO Form S-1).

10.25	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and Natixis, New York Branch (incorporated by reference to Exhibit 10.25 to the IPO Form S-1 ).

10.26	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and HSBC Bank USA, National Association (incorporated by reference to Exhibit 10.26 to the IPO Form S-1).

Exhibit Number	Exhibit Description

10.27	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and Citibank Europe PLC (incorporated by reference to Exhibit 10.27 to the IPO Form S-1).

10.28	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and Credit Agricole Corporate and Investment Bank (incorporated by reference to Exhibit 10.28 to the IPO Form S-1).

10.29	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and Barclays Bank PLC (incorporated by reference to Exhibit 10.29 to the IPO Form S-1).

10.30	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and JPMorgan Chase Bank, N.A (incorporated by reference to Exhibit 10.30 to the IPO Form S-1).

10.31	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and Landesbank Hessen-Thüringen Girozentrale, acting through its New York Branch (incorporated by reference to Exhibit 10.31 to the IPO Form S-1).

10.32	Reimbursement Agreement by and among AXA Equitable Holdings, Inc. the Subsidiary Account Parties (as defined therein) party thereto and Commerzbank AG, New York Branch (incorporated by reference to Exhibit 10.32 to the IPO Form S-1).

10.33	Waiver Letter Agreements with the lenders party to each of the agreements in Exhibit 10.22 and Exhibits 10.24 to 10.32 (incorporated by reference to Exhibit 10.33 to the IPO Form S-1).

10.34†	Letter Agreement between AXA Equitable Life Insurance Company and George Stansfield, dated June 30, 2015 (incorporated by reference to Exhibit 10.34 to the IPO Form S-1).

10.35†	Letter Agreement between AXA Equitable Life Insurance Company and Jeffrey Hurd, dated November 3, 2017 (incorporated by reference to Exhibit 10.35 to the IPO Form S-1).

10.36†	AXA Stock Option Plan for AXA Financial Employees and Associates (incorporated by reference to Exhibit 10.36 to the IPO Form S-1).

10.37†	Form of Option Grant Letter under the AXA Stock Option Plan for AXA Financial Employees and Associates (Mark Pearson) (incorporated by reference to Exhibit 10.37 to the IPO Form S-1).

10.38†	Form of Option Grant Letter under the AXA Stock Option Plan for AXA Financial Employees and Associates (Executive Officers) (incorporated by reference to Exhibit 10.38 to the IPO Form S-1).

10.39†	Form of Option Agreement under the AXA Stock Option Plan for AXA Financial Employees and Associates (incorporated by reference to Exhibit 10.39 to the IPO Form S-1).

10.40†	Rules of 2014 AXA International Performance Share Plan and Addendum for AXA Financial Participants (incorporated by reference to Exhibit 10.40 to the IPO Form S-1).

10.41†	Rules of 2015 AXA International Performance Share Plan and Addendum for AXA Financial Participants (incorporated by reference to Exhibit 10.41 to the IPO Form S-1).

10.42†	Rules of 2016 AXA International Performance Share Plan and Addendum for AXA Financial Participants (incorporated by reference to Exhibit 10.42 to the IPO Form S-1).

10.43†	Rules of AXA 2017 International Performance Shares Plan and Addendum for AXA Financial Participants (incorporated by reference to Exhibit 10.43 to the IPO Form S-1).

10.44†	AXA Financial, Inc. Restricted Stock Unit Award Agreements (incorporated by reference to Exhibit 10.44 to the IPO Form S-1).

10.45†	AXA Equitable Severance Benefit Plan (incorporated by reference to Exhibit 10.45 to the IPO Form S-1).

10.46†	AXA Equitable Supplemental Severance Plan for Executives (incorporated by reference to Exhibit 10.25 to the Q-1 2018 Form 10-Q).

Exhibit Number	Exhibit Description

10.47†	AXA Equitable Executive Survivor Benefits Plan (incorporated by reference to Exhibit 10.47 to the IPO Form S-1).

10.48†	Amended and Restated Variable Deferred Compensation Plan for Executives (incorporated by reference to Exhibit 10.48 to the IPO Form S-1).

10.49†	Amended and Restated AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (incorporated by reference to Exhibit 10.49 to the IPO Form S-1).

10.50†	AXA Equitable Excess Retirement Plan (incorporated by reference to Exhibit 10.50 to the IPO Form S-1).

10.51†	AXA Financial, Inc. Equity Plan for Directors (incorporated by reference to Exhibit 10.51 to the IPO Form S-1).

10.52†	Form of Stock Option Agreement under the AXA Financial, Inc. Equity Plan for Directors (incorporated by reference to Exhibit 10.52 to the IPO Form S-1).

10.53†	Form of Restricted Stock Agreement under the AXA Financial, Inc. Equity Plan for Directors (incorporated by reference to Exhibit 10.53 to the IPO Form S-1).

10.54†	AXA Equitable Post-2004 Variable Deferred Compensation Plan for Directors (incorporated by reference to Exhibit 10.54 to the IPO Form S-1).

10.55†	AXA Financial, Inc. Charitable Award Program for Directors (incorporated by reference to Exhibit 10.55 to the IPO Form S-1).

10.56†	AXA Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.56 to the IPO Form S-1).

10.57†	AXA Equitable Holdings, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.57 to the IPO Form S-1).

10.58†	Form of Transaction Incentive Award Agreement under the 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.21 to the Q-1 2018 Form 10-Q).

10.59†	Form of Restricted Stock Unit Award Agreement under the 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.22 to the Q-1 2018 Form 10-Q).

10.60†	Form of Stock Option Award Agreement under the 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.24 to the Q-1 2018 Form 10-Q).

10.61*	Share Repurchase Agreement between AXA S.A. and AXA Equitable Holdings, Inc.

10.62†	Confidential Agreement and General Release, dated August 13, 2018, between Brian Winikoff and AXA Equitable Life Insurance Company (incorporated by reference to Exhibit 10.1 to AXA Equitable Holdings, Inc.’s Form 10-Q for the quarterly period ending September 30, 2018, as filed on November 13, 2018).

21.1*	List of Subsidiaries of AXA Equitable Holdings, Inc.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

23.3*	Consent of Milliman, Inc.

24.1*	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-1)

101.INS#	XBRL Instance Document

101.SCH#	XBRL Taxonomy Extension Schema Document

101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB#	XBRL Taxonomy Extension Label Linkbase Document

Exhibit Number	Exhibit Description

101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF#	XBRL Taxonomy Extension Definition Linkbase Document

#	Filed herewith.
†	Identifies each management contract or compensatory plan or arrangement.
*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AXA Equitable Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 14, 2018.

AXA EQUITABLE HOLDINGS, INC.

By:	/s/ Anders B. Malmström
Name: Anders B. Malmström
Title: Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 14, 2018 by the following persons in the capacities indicated.

Signature	Title

* Mark Pearson	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Anders B. Malmström Anders B. Malmström	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* William Eckert	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Thomas Buberl	Director

* Gérald Harlin	Director

* George Stansfield	Director

* Karima Silvent	Director

* Bertrand Poupart-Lafarge	Director

* Daniel G. Kaye	Director

S-1

Signature	Title

* Ramon de Oliveira	Director

* Charles G. T. Stonehill	Director

*By:	/s/ Anders B. Malmström

Anders B. Malmström as Attorney-in-Fact

S-2